Exhibit 10(P)













                STANDEX INTERNATIONAL CORPORATION
                 KEY EMPLOYEE SHARE OPTION PLAN










            Effective Date of Plan:  January 1, 2002




                STANDEX INTERNATIONAL CORPORATION
                 KEY EMPLOYEE SHARE OPTION PLAN

                        Table of Contents

Preamble                                                   1

ARTICLE I   Definitions                                    1

ARTICLE II  Grant of Options                               3

ARTICLE III Exercise of Options                            5

ARTICLE IV  Amendment or Termination of the Plan           7

ARTICLE V   Plan Administration                            8

ARTICLE VI  Miscellaneous                                 10



                            Preamble


      Standex International Corporation (the "Sponsor") hereby establishes the Standex International Corporation Key Employee
Share Option Plan (the "Plan"), effective as of the date specified herein.

      The  purpose of the Plan is to provide alternate  forms  of
compensation   to   certain  key  employees  of   the   Employer,
commensurate with their contributions to the success of the Employer's activities.

                            ARTICLE I

                           Definitions

      As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

     1.1 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to exercise Options after a Participant's death.

     1.2  "Board" means the Board of Directors of the Sponsor.

     1.3 "Compensation Committee" means the committee appointed in accordance with Section 5.1 to administer the Plan.

     1.4 "Designated Property" means shares of common or preferred stock, shares of regulated investment companies (mutual funds), units of investment partnerships or trusts designated by the Compensation Committee as subject to purchase through the exercise of an Option, or the property substituted under Section 2.5.

     1.5  "Effective Date" means January 1, 2002.

     1.6 "Employee" means any common law employee of the Sponsor or any other Employer.

     1.7 "Employer" means the Sponsor (Standex International Corporation), any affiliate of the Sponsor that has been designated by the Sponsor to participate in this Plan as a participating employer, and any successor to the foregoing.

     1.8 "Exercise Date" means, with respect to any Option, the date on which the Participant exercises the Option in accordance with Section 3.3.

     1.9 "Exercise Period" means the period of time during which Options may be exercised, as stated in Section 3.1.

     1.10 "Exercise Price" means the price that a Participant must pay in order to exercise an Option in accordance with
Section 2.4.

     1.11 "Fair Market Value" means (i) with respect to common or preferred stock that is traded on a national securities exchange, the closing price of such stock on the applicable date; (ii) with respect to shares of a regulated investment company (mutual fund), the net asset value (NAV) as reported by such mutual fund on the applicable date; or (iii) if neither (i) nor (ii) apply, the fair market value as determined in good faith by the Compensation Committee.

     1.12 "Grant Date" means, with respect to any Option, the date on which the Option has been granted.

     1.13 "Option" means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Designated Property from the Employer at the Exercise
Price established under Section 2.4.

     1.14 "Option Agreement" means an agreement executed by the Employer and by a Participant to whom Options have been granted, acknowledging the issuance of the Options and setting forth certain terms governing the Option, including, but not limited to, a description of the Designated Property, the Exercise Price, the Exercise Period, and any applicable vesting provisions.

     1.15 "Participant" means any former or present Employee who has received a grant of Options in accordance with Section 2.1 and whose Options have not been completely exercised. After a Participant's death, his Beneficiary, or upon a valid transfer under Section 3.4, the transferee is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. A Participant's Beneficiary shall have the lesser of
(1) the remainder of the Exercise Period as stated in Section 3.1, or (2) two years from the date of the Participant's death to exercise the Participant's vested Options.

     1.16 "Plan" means the Standex International Corporation  Key
Employee Share Option Plan, as set forth herein and as from time to time amended.

     1.17 "Retirement" means Termination of Employment on or after the date on which a Participant either attains age 65, or, the date on which the Participant is eligible to receive benefits under the Standex International Corporation Retirement Plan.

     1.18  "Sponsor"  means Standex International Corporation,  a
Delaware corporation.

     1.19 "Termination of Employment" means a Participant's separation from the service of the Sponsor or any other Employer by reason of his resignation, Retirement, discharge or death.

     1.20 "Trust" or "Rabbi Trust" means the trust established to hold Designated Property that is subject to an Option.

     1.21   "Trustee"  or  "Trustees"  means  the  person(s)   or
institution acting as trustee of the Rabbi Trust.


                           ARTICLE II

                        Grant of Options

     2.1 Eligibility for Grants. Grants of Options may be made to any present or former Employee who, in the judgment of the Compensation Committee, plays or has played a key role with a significant impact on the Employer's business operations. A former Employee shall be eligible for a grant of Options if such former Employee made a binding election to be a Participant while an active Employee.

     2.2 Procedure for Granting Options. The Compensation Committee determines the recipients of Options from time to time. Grants become effective upon the execution by the Employer and the Participant of an Option Agreement which shall contain such provisions as the Compensation Committee in its sole discretion deems necessary or desirable. Grants may be made at any time on or after the Effective Date and prior to the termination of the Plan.

     2.3 Selection and Purchase of Designated Property. When an Option is granted, the Compensation Committee shall select the underlying Designated Property of the Option. Such Designated Property shall be selected based upon various criteria as established by the Compensation Committee. The Compensation Committee shall also determine the Exercise Price of the Option at the time of grant in accordance with Section 2.4. If required by a Participant's Option Agreement, the Employer shall, as soon as practicable after the Grant Date of the Option, but not later than the date on which such Option first becomes exercisable under Section 3.1, acquire an amount of the Designated Property at least equal to the number of shares deliverable under the Option and contribute it to the Rabbi Trust; or contribute to the Rabbi Trust an amount of money sufficient for the Trustee to purchase at least that amount of Designated Property. The Designated Property shall not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it and if such Designated Property does become encumbered, Employer will take all necessary actions to free such Designated Property from such encumbrance.

     2.4  Establishment of Exercise Price.

    2.4.1 Unless the Option Agreement provides otherwise, the Exercise Price of an Option shall be twenty five percent (25%) of the Fair Market Value of the Designated Property subject to the Option, determined as of the Grant Date.

    2.4.2 In the event of a stock split, reverse stock split, stock dividend, rights offering, return of capital distribution, recapitalization, or similar transaction that affects the Fair Market Value of the Designated Property, the Compensation Committee shall adjust the Exercise Price or increase the number of Options that can be exercised so that it retains the same ratio to the Fair Market Value of the property as existed immediately before the transaction.

    2.5    Substitution   of   Other  Property   for   Designated
           Property.

    2.5.1 If, at any time after the grant of an Option, any of the Designated Property subject to such Option fails to satisfy all of the criteria established by the Compensation Committee as provided by Section 2.3, the Compensation Committee agrees to substitute new Designated Property of at least equal value, such new Designated Property shall be substituted for the original Designated Property subject to the Option.

    2.5.2 Notwithstanding the above, the Compensation Committee may, in its sole discretion, substitute the
           Designated Property with any other property of at least equal value. Such substituted property shall be deemed to be Designated Property for all purposes under the Plan.

     2.6 Adjustment of Shares Deliverable under Option Agreement. The Compensation Committee shall, in any Option Agreement, include a dividend or other distribution equivalent right entitling the Optionee to receive amounts equal to the distributions paid, during the time such Option is outstanding and unexercised, with respect to the shares or units of Designated Property covered by such Option. The Compensation Committee shall, at least on an annual basis at the end of each calendar year, or earlier if the Participant exercises all outstanding Options relating to the Designated Property that paid such dividends or other distributions, grant additional Options, determined in accordance with Section 2.4, that represent the value of the dividends or other distribution received during such period. The new options will be subject to all terms of the Plan, including, but not limited to, the 6-month waiting period to exercise Options as provided under Section 3.1. Dividends or other distributions made in the calendar year of the tenth (10th) anniversary of an outstanding Option shall be paid to the Participant in the form of cash.


                           ARTICLE III

                       Exercise of Options

     3.1 When Options are Exercisable. Unless the Option Agreement provides otherwise, a Participant may exercise an Option, in whole or in part, at any time immediately subsequent to the later of (i) the period beginning six (6) months after the Grant Date of the Option, or (ii) the date on which an Option is vested under Section 3.2, but prior to the tenth (10th) anniversary of the Grant Date (the "Exercise Period").

     3.1.1 Minimum Exercise. The minimum amount of Options that can be exercised by a Participant at any one time is the lesser of (1) the number of Options for which the Fair Market Value of the underlying Shares minus the applicable aggregate Exercise Price totals $10,000, and (2) 100% of the Fair Market Value of the Designated Property.

     3.1.2 Annual Limit Restriction. Notwithstanding other Plan provisions, if the Participant is a Covered Employee of the Employer as of the time of exercise, the maximum amount of Options that can be exercised by a Participant in such calendar year is the number of Options for which the Fair Market Value of the underlying Shares minus the applicable aggregate Exercise Price does not, in combination with all other sources of Applicable Employee Remuneration paid by the Employer, result in the Employer foregoing a deduction under IRC Section 162(m). For purposes of this Section 3.1, Covered Employee and Applicable Employee Remuneration shall be defined as those terms are defined in IRC
             Section 162(m).

     3.2    Vesting.    Unless  the  Option  Agreement   provides
otherwise, a Participant shall vest in any Option granted to such Participant immediately, regardless of such Participant's ability to exercise the Option under Section 3.1.

     3.2.1 Forfeiture.   The unvested portion of any Option,  and
           any   dividend  rights  relating  thereto,  shall   be
           forfeited on the date of a Participant's Termination of Employment.

     3.3   Procedure  for Exercising Option.  Unless  the  Option
Agreement provides otherwise, the procedure for exercising an Option shall be as set forth below.

     3.3.1 Notice of Exercise. A Participant may exercise all or a portion of his or her exercisable Options, subject to the minimum exercise and annual limit restrictions set forth in Section 3.1 above, by giving written notice (by facsimile, hand delivery, U.S. mail or otherwise determined by the Employer) to the Compensation Committee in a form and at the time acceptable to the Compensation Committee and tendering payment of the applicable exercise price as discussed in Section 3.3.2.

     3.3.2 Payment of the Exercise Price. The Exercise Price shall be paid to the Employer in full at the time of exercise at the election of the Participant, (i) in cash or its equivalent (defined in Section 3.3.3) or (ii) through a loan facilitated by the Employer.

     3.3.3 Delivery of Option Shares. In the event that the Participant exercises an Option other than through a loan, as soon as is reasonably possible after receiving notice of exercise under Section 3.3.1 the Employer shall, subject to the provisions of Section 3.1, cause the transfer to the Participant, or to such other person as may then have the right to exercise the Option, of the number of shares or units of Designated Property for which the Option has been exercised. At the election of the Participant, or to such other person as may then have the right to exercise the Option, the Employer can be instructed to immediately sell the number of shares or units of Designated Property for which the Option has been exercised and deliver to the Participant, or to such other person, cash or cash equivalent (i.e., money order, cashier's check, wire transfer or certified check). If the method of payment employed upon exercise so requires, and if applicable law permits, a Participant may direct the Employer, in writing, to deliver the certificate(s) to the Participant's stockbroker or other investment manager.

     3.3.4 Payment of Applicable Taxes. The Employer shall be entitled to require as a condition of transfer of the Designated Property or the cash payment to the Participant pursuant to the exercise of the Option that the Participant remit to the Employer an amount sufficient to satisfy all federal, state and other governmental tax withholding requirements related thereto. The Participant may satisfy the foregoing condition by electing to have the Employer withhold shares of Designated Property deliverable under the Option or by electing to have the Employer withhold cash deliverable under the Option.

     3.4 Inalienability of Options. No Option granted under this Plan may be transferred, assigned or alienated, except to a Beneficiary under this Plan, or, if permitted by the Compensation Committee, to (i) a member of the Participant's immediate family, such as the Participant's spouse, child, parent, brother or sister, or to a trust, partnership or limited liability company for the benefit of any such individual, or (ii) an inter vivos trust for the benefit of the Participant. An Option may be exercised only by the Participant to whom it was granted, by his Beneficiary, executor or administrator of his or her estate after death, by a person or entity to whom the Option was validly transferred, or by a person holding a valid power of attorney, or legally appointed as guardian, to act on behalf of the person entitled to exercise the Option.

     3.5  Designation of Beneficiary.

     3.5.1  Designation  or  Change  of  Beneficiary   by
            Participant. When Options are first granted to a Participant, the Compensation Committee will send him a Beneficiary designation form on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Compensation Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

     3.5.2  Beneficiary if No Designation is Made.  Unless
            a   different  Beneficiary  has  been  designated  in
            accordance with Section 3.5.1, the Beneficiary of any Participant is his surviving spouse, and, if there is no surviving spouse, to his estate.


                           ARTICLE IV

              Amendment or Termination of the Plan

     4.1 Sponsor's Right to Amend or Terminate Plan. The Sponsor or its delegate may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants; provided, however, that no amendment or termination, shall be made which, without the consent of a Participant, would diminish any of the rights of the Participant under any outstanding Option. Any such amendment is binding upon all Employers, the Compensation Committee, and all other parties in interest.

     4.2 When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein or, if no date is otherwise specified, upon the date the resolution is finally approved by the Board.

     4.3 Exercisability upon Termination. Notwithstanding the termination of the Plan, Options will continue to be, and/or become, exercisable in accordance with the terms of Article III (as if the Plan was still in effect), but no new Options will be granted.



                            ARTICLE V

                       Plan Administration

     5.1 Administration of Plan. The Compensation Committee of the Board shall administer the Plan.

     5.1.1 Interested  Parties.   No member of  the  Compensation
           Committee may participate in any decision if that member is not disinterested with respect to the issue being considered.

     5.1.2 Action by the Compensation Committee. The Compensation Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Compensation Committee may adopt such rules and appoint such subcommittees and delegate such authorities for administrative matters relating to the Plan as it deems desirable for the conduct of its affairs and the administration of the Plan.

     5.1.3 Removal, Resignation, Action During Vacancies. The Board has the power to remove any member of the Compensation Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the
           Compensation Committee have full authority to act. In the absence of any Compensation Committee members being appointed or continuing in that capacity, the Board shall constitute the Compensation Committee. Any member of the Compensation Committee may resign by delivering his written resignation to the Board. Any such resignation becomes effective upon its receipt by the Board, or on such other date as is agreed to by the Board and the resigning member. Any Compensation Committee member who is an officer of the Employer shall be deemed to submit his or her resignation upon submitting a resignation from employment or upon being terminated from employment by the Employer, which resignation shall be effective upon the effective date of the resignation, retirement or termination from employment.

     5.2 Powers of the Compensation Committee. In carrying out its duties with respect to the general administration of the Plan, the Compensation Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

     (a) to compute and certify to the Employer the amount of distributions payable to Participants;
     (b) to maintain all records necessary for the administration of the Plan that are not maintained by the Employer;
     (c) to establish and modify the method of accounting for the Plan;
     (d) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and
     (e) to perform any other acts necessary and proper for the administration of the Plan, except those that are performed by the Employer.

     5.3  Indemnification.

     5.3.1 Indemnification of Members of the Compensation Committee by the Employer. The Employer agrees to indemnify and hold harmless each member of the Compensation Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Compensation Committee may be entitled.

     5.3.2 Liabilities for Which Members of the Compensation Committee are Indemnified. Liabilities and expenses against which a member of the Compensation Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof, and any penalties or fines imposed by any federal, state or local statute or governmental entity.

     5.3.3 Employer's Right to Settle Claims. The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of the Compensation Committee when such settlement appears to be in the best interests of the Employer.

     5.4 Claims Procedure. If a dispute arises between the Compensation Committee and a Participant over the amount of benefits payable under the Plan, the Participant may file a claim for benefits by notifying the Compensation Committee in writing of his claim. The Compensation Committee will review and adjudicate the claim. If the claimant and the Compensation Committee are unable to reach a mutually satisfactory resolution of the dispute, the claimant may submit it to the Board. If the dispute remains unresolved, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant agrees that arbitration will be the sole means of resolving disputes arising under the Plan and waives, on behalf of himself, his Beneficiary or any transferee, any right to litigate any such dispute in a court of law.

     5.5 Expenses of the Plan and the Compensation Committee. The members of the Compensation Committee serve without compensation for services as such. The Sponsor pays all expenses of the Compensation Committee. Additionally, each Participant shall be charged or the Participant's Options may be reduced in proportion to the investment fees charged by the issuer of the Designated Property incurred with respect to such Participant's Option account


                           ARTICLE VI

                          Miscellaneous

     6.1 Plan not a Contract of Employment. The adoption and maintenance of the Plan do not constitute a contract between the Employer and any Participant and is not consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Employer or derogates from the right of the Employer to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

     6.2 No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

     6.3  Rules of construction.

     6.3.1 Governing  law.   The  laws  of  the  State   of   New
           Hampshire shall govern the construction and operation of this Plan, without regard to the conflicts of laws provisions thereof.

     6.3.2 Headings.   The  headings  of Articles,  Sections  and
           Subsections are for reference only and are not to be utilized in construing the Plan.

     6.3.3 Gender.   Unless clearly inappropriate,  all  pronouns
           of whatever gender refer indifferently to persons or objects of any gender.

     6.3.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

     6.3.5 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.


      IN WITNESS WHEREOF, Standex International Corporation has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this 27th day of June, 2002.


                           Standex International Corporation

     [Corporate Seal]
                           /s/  Roger L. Fix

                           By:__________________________________
                                Roger L. Fix
                                President/COO